EXHIBIT 5.1


               OPINION OF ROBINS, KAPLAN, MILLER & CIRESI, L.L.P.


                     ROBINS, KAPLAN, MILLER & CIRESI L.L.P.
                               2800 LaSalle Plaza
                               800 LaSalle Avenue
                           Minneapolis, MN 55402-2015



                                  June 13, 2000

MTS Systems Corporation
14000 Technology Drive
Eden Prairie, MN 55344-9763

         Re:      REGISTRATION STATEMENT ON FORM S-8
                  1997 STOCK OPTION PLAN
                  REGISTRATION OF 2,500,000 SHARES OF COMMON STOCK

Ladies and Gentlemen:

         This opinion is furnished in connection with the registration under the Securities Act of 1933 on Form S-8 of 2,500,000 of Common Stock, $.25 par value, of MTS Systems Corporation (the "Company") offered to executives, managers, key technical and functional employees, directors and consultants pursuant to the MTS Systems Corporation 1997 Stock Option Plan (the "Plan").

         We advise you that it is our opinion, based on our familiarity with the affairs of the Company and upon our examination of pertinent documents, that the 2,500,000 shares of Common Stock to be issued by the Company under the Plan will, when paid for and issued, be validly issued and lawfully outstanding, fully paid and nonassessable shares of Common Stock of the Company.

         The undersigned hereby consents to the filing of this opinion with the Securities and Exchange Commission as an Exhibit to the Registration Statement with respect to said shares of Common Stock under the Securities Act of 1933.


                                  Sincerely,

                                  /s/ Robins, Kaplan, Miller & Ciresi L.L.P.